Exhibit "E"

                                SUPPLYPOINT, INC.

                          Index to Financial Statements
                      for the Year Ended December 31, 2000

Independent Auditors' Reports                                         F - 2

Balance Sheet                                                         F - 3 - 4

Statements of Operations                                              F - 5

Statements of Changes in Stockholders' Deficiency                     F - 6

Statements of Cash Flows                                              F - 7

Notes to Financial Statements                                         F - 8 - 18

Computation of Earnings per Share                                     F - 19

                          INDEPENDENT AUDITORS' REPORT

To The Board of Directors
SupplyPoint, Inc.

We have audited the accompanying balance sheet of SupplyPoint, Inc. as of December 31, 2000 and the related statements of operations, changes in stockholders' deficiency and cash flows for the period from July 22, 1999 ("Inception") to December 31, 1999 and the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of SupplyPoint, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the period from Inception to December 31, 1999 and the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has had recurring losses since inception along with a minimum amount of revenues. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Seligson & Giannattasio, LLP
N. White Plains, NY
May 9, 2001

                                SUPPLYPOINT, INC.

                                  Balance Sheet

                                December 31, 2000
                                                                     Page 1 of 2

            ASSETS

Current assets:
  Cash                                                  $195,562
  Accounts receivable                                     38,200
  Prepaid expenses                                        13,353
                                                        --------

            Total current assets                                        $247,115

Fixed assets (net of accumulated
  depreciation of $41,512)                                               231,156

Other assets:
  Security deposits                                                       27,780
                                                                        --------

            Total assets                                                $506,051
                                                                        ========

See notes to financial statements.

                                SUPPLYPOINT, INC.

                                  Balance Sheet

                                December 31, 2000
                                                                     Page 2 of 2

   LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
  Notes payable                                      $   100,000
  Notes payable-related party                          2,703,000
  Accounts payable                                       188,714
  Accrued expenses                                       206,606
                                                     -----------

       Total liabilities                                            $ 3,198,320

Commitments and contingencies

Stockholders' deficiency:
  Preferred stock, $.01 par value, 5,000,000
   authorized, none issued and outstanding                    --
  Common stock, $.01 par value, 40,000,000
   authorized, 9,073,260 issued and outstanding           90,733
  Additional paid-in-capital                             105,737
  Retained deficit                                    (2,888,739)
                                                     -----------

       Total stockholders' deficiency                                (2,692,269)
                                                                    -----------

       Total liabilities and stockholders' deficiency               $   506,051
                                                                    ===========

See notes to financial statements.

                                SUPPLYPOINT, INC.

                            Statements of Operations

                                                               July 22, 1999,
                                           Year Ended         Date of Inception
                                        December 31, 2000   to December 31, 1999
                                        -----------------   --------------------

Income                                     $   292,506           $    16,800
Cost of sales                                1,257,261               613,710

Gross loss                                    (964,755)             (596,910)
                                           -----------           -----------

Operating expenses:
  Selling                                    1,007,767                32,706
  General and administrative                 2,204,397               262,837
  Development costs                                 --               490,422
  Depreciation                                  36,098                 5,414

            Total operating expenses         3,248,262               791,379
                                           -----------           -----------

Loss from operations                        (4,213,017)           (1,388,289)

Other income (expense)
Interest income                                    137                   625
Interest expense                               (75,034)                   --
                                           -----------           -----------

Loss before income taxes                    (4,287,914)           (1,387,664)

Income taxes                                     2,657                   800
                                           -----------           -----------

Net loss                                   $(4,290,571)          $(1,388,464)
                                           ===========           ===========

Weighted shares outstanding:
  Basic                                      9,073,260             6,804,945
  Diluted                                    9,073,260             6,804,945

Loss per share:
  Basic                                    $      (.47)          $      (.20)
  Diluted                                  $      (.47)          $      (.20)

                                SUPPLYPOINT, INC.

                      Statement of Stockholders' Deficiency

For the Period From July 22, 1999 (Inception) Through December 31, 1999 and for
                        the Year Ended December 31, 2000

                                                                                        Additional
                                     Members      Preferred Stock       Common Stock      Paid-in       Retained
                                     Equity       Shares   Amount     Shares    Amount    Capital       Deficit
                                     ------       ------   ------     ------    ------    -------       -------
Balance - July 22, 1999,
  date of inception                $        --        --   $   --          --   $    --   $     --    $        --
Capital contributed                  1,561,766        --       --          --        --         --             --
Net loss                            (1,388,464)       --       --          --        --         --             --
                                   -----------    ------   ------   ---------   -------   --------    -----------

Balance - December 31, 1999            173,302        --       --          --        --         --             --

Capital contributed                  1,425,000        --       --          --        --         --             --

Net loss                            (1,401,832)       --       --          --        --         --     (2,888,739)

Conversion of LLC to corporation      (196,470)       --       --    9,073,260   90,733    105,737             --
                                   -----------    ------   ------   ---------   -------   --------    -----------

Balance - December 31, 2000        $        --        --       --    9,073,260  $90,733   $105,737    $(2,888,739)
                                   ===========    ======   ======   =========   =======   ========    ===========

See notes to financial statements.

                                SUPPLYPOINT, INC.

                            Statements of Cash Flows

                                                                               Period From
                                                                              July 22, 1999,
                                                          Year Ended           (Inception)
                                                      December 31, 2000   to December 31, 1999
                                                      -----------------   --------------------
OPERATING ACTIVITIES:
Net loss                                                 $(4,290,571)          $(1,388,464)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation                                                36,098                 5,414
  Write-down of software development costs                        --               490,422
Changes in operating assets and liabilities:
  Accounts receivable                                        (21,400)              (16,800)
  Prepaid expenses                                            16,989               (30,342)
  Security deposits                                           (5,521)               (1,875)
  Accounts payable                                            98,846                69,488
  Accrued expenses                                           156,222                50,380
                                                         -----------           -----------

NET CASH FLOWS FROM OPERATING ACTIVITIES                  (4,009,337)             (821,777)
                                                         -----------           -----------

INVESTING ACTIVITIES:
  Acquisition of fixed assets                               (186,094)              (86,574)
                                                         -----------           -----------

FINANCING ACTIVITIES:
  Capital contributions                                    1,425,000             1,071,344
  Proceeds from notes payable                              2,803,000                    --
                                                         -----------           -----------

NET CASH FLOWS FROM FINANCING ACTIVITIES                   4,228,000             1,071,344
                                                         -----------           -----------

NET CHANGE IN CASH                                            32,569               162,993

CASH AT BEGINNING OF PERIOD                                  162,993                    --
                                                         -----------           -----------

CASH AT END OF PERIOD                                    $   195,562           $   162,993
                                                         ===========           ===========

Supplemental cash flow information:
Cash paid during year for:
   Interest                                              $    64,149           $        --
                                                         ===========           ===========
   Income taxes                                          $     2,758           $       800
                                                         ===========           ===========

Member capital contributions for
software development costs                               $        --           $   490,422
                                                         ===========           ===========

See notes to financial statements.

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF COMPANY'S BUSINESS

SupplyPoint.com, Inc. (the "Company") was incorporated in the State of Delaware on May 3, 2000 as a developer of software to be used by medium to large manufacturing companies. In November 2000, the Company changed its name to SupplyPoint, Inc.

The Company originally commenced operations in July 1999 as Decision Solutions Interactive, LLC ("DSI"), a Delaware limited liability company. The operations of DSI were transferred to the Company through a certificate of conversion dated May 3, 2000.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenue from license agreements are recognized upon completion of the installation of the Company's software. These revenues are typically a one-time non-refundable fee. Revenues from maintenance contracts are recognized ratably over the term of the contract. Revenues from services are recognized as services are rendered.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Reserve for Bad Debts

The Company, due to its current customer base, has not provided for a reserve for bad debts.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains substantially all its cash balances in a limited number of financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2000, the Company's uninsured cash balances totaled $34,522.

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Depreciation and Amortization

Fixed assets are recorded at cost. Depreciation is generally provided on a straight-line method over the estimated useful lives of the various assets as follows:

            Computer equipment               5 years
            Furniture and fixtures           7 years
            Office equipment                 7 years

Maintenance and repairs are expensed as incurred while renewals and betterments are capitalized.

Software Development

Upon formation of DSI, certain of its original members contributed software development costs. During 1999 and 2000, the Company made substantial changes to its products. As a result, the Company has written off these original costs.

Income Taxes

The Company's deferred income taxes arise primarily from net operating losses and the differences in the reporting of depreciation and amortization for financial reporting and income tax purposes. The Company was organized as a limited liability company until May 3, 2000, and as such losses reported by DSI are not included in net operating losses. The losses by DSI were reported on the income tax returns of its members. There was no income tax expense reported by the Company through May 3, 2000.

Accrued Vacation

Employees can accrue up to 20 days of vacation time per year. Any unused vacation time may be carried forward to the following year.

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting for Stock-Based Compensation

The Company accounts for its employee stock-based compensation plans under Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees" and its related interpretations. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation", which established a fair value-based method of accounting for stock-based compensation plans. The Company has adopted the disclosure only alternative under SFAS No. 123, which requires disclosure of the pro forma effects on net income (loss) and net income (loss) per share as if the stock-based compensation was measured utilizing the fair value method as well as certain other information. The Company accounts for stock-based compensation to nonemployees using the fair value method in accordance with SFAS No. 123.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value

The Company has a number of financial instruments, none of which is held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 2000, does not differ materially from the aggregate carrying values of these financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (loss) per Share

Earnings (loss) per share for the years ended December 31, 2000 were computed by dividing net income by the weighted average number of common and common equivalent shares outstanding and also is adjusted for the assumed conversion of shares issuable upon exercise of options. The Company had a net loss for the years ended December 31, 2000 and 1999, accordingly, common stock equivalents are excluded as the effect would be anti-dilutive.

NOTE 3 - FIXED ASSETS

Fixed assets at December 31, 2000 were comprised of the following:

            Computer equipment                      $218,413
            Furniture and fixtures                    42,176
            Office equipment                          12,079
                                                    --------
                                                     272,668
            Less:  accumulated depreciation           41,512
                                                    --------

                                                    $231,156
                                                    ========

Depreciation expense for the year ended December 31, 2000 and for the period July 1999, date of inception, through December 31, 1999 was $36,098 and $5,414, respectively.

NOTE 4 - NOTE PAYABLE RELATED PARTY

During 2000, a shareholder and related entities, loaned the Company $2,703,000. The loans incur interest at the rate of 9.24% and are due on demand. Interest accrued through December 31, 2000 totaled $75,034. In January 2001, the notes were converted to common stock with each share of stock converted for $1 in notes owed (Note 11 - conversion of debt).

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 5 - NOTES PAYABLE

During 2000, three investors made interest free advances to the Company aggregating $100,000. In January 2001, these loans were converted into 100,000 shares (159,179 shares after giving effect to the 1.5918 for 1 stock split) of the Company's common stock.

NOTE 6 - STOCKHOLDERS DEFICIENCY

Preferred Stock

The Company is authorized to issue 5,000,000 shares of $.01 par value preferred stock. The stock may be issued by the Board of Directors in one or more series and with such preferences, conversion of other rights, voting powers and other provisions as may be fixed by the Board of Directors in the resolution authorizing their issuance without any further action by the stockholders.

Common Stock Issuance Upon Conversion of DSI

In May 2000, 5,700,000 shares (9,073,260 shares after giving effect to the 1.5918 for 1 stock split) of the Company's common stock were issued for owner shares in DSI.

Stock Split

In January 2001, the Company effected a 1.5918 for 1 stock split. All common share and per share amounts have been adjusted to give retroactive effect to the split.

Stock Option Plan

In September 1999, the Company adopted the 1999 Share Option Plan (the "DSI Plan"). The DSI Plan provided for the grant of options to qualified employees of the Company to purchase an aggregate of 1,320,000 owner shares in the Company. In May 2000, upon conversion of DSI into SupplyPoint, the Company adopted and shareholders approved the 2000 Long-Term Incentive Plan (the "2000 Plan"). The 2000 Plan, which is in effect for a ten year period, provides for the grant of options to employees and directors of the Company, to purchase an aggregate of 3,000,000 shares of the Company's common stock. Options granted under the DSI Plan were canceled and a like number of options granted under the 2000 Plan.

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 6 - STOCKHOLDERS DEFICIENCY (continued)

Stock Option Plan activity is summarized as follows:

                                                                Weighted Average
                                                      Shares      Exercise Price
                                                      ------      --------------

Options outstanding July 22, 1999                          --        $  --
Granted                                               343,284         1.00
Exercised                                                  --           --
Canceled                                                   --           --
                                                      -------

Options outstanding - December 31, 1999               343,284         1.00
Granted                                               593,200         1.00
Exercised                                                  --           --
Canceled                                                   --           --
                                                      -------

Options outstanding - December 31, 2000               936,484         1.00
Options exercisable - December 31, 2000                41,516         1.00

Exercise prices for options outstanding as of December 31, 2000 were $1.00. The weighted-average remaining contractual life of these options is approximately five years.

In January 2001, the Company granted an employee options to purchase 10,000 shares of the Company's common stock. The options are exercisable at $1.00 per share and vest during the first three years of the term and expire in January 2008.

In 2001, employees holding options to purchase 197,284 shares of the Company's common stock were terminated. As a result, options to purchase 158,496 shares of the Company's common stock were immediately canceled, while vested options to purchase 38,788 shares remain temporarily outstanding.

In April 2000, a newly appointed director of the Company, was granted options to purchase 200,000 shares of the Company's common stock. The options are exercisable at $1 per share and vest over a two year period.

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 6 - STOCKHOLDERS DEFICIENCY (continued)

Stock Options

The Company currently accounts for its employee stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees". The Company has determined its pro forma net earnings (loss) and earnings (loss) per share information as required by SFAS No. 123 "Accounting for Stock Issued to Employees" as if the Company had elected to account for these options utilizing SFAS No. 123 fair value methods. The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions: there has been virtually no volatility during 1999 and 2000; risk free interest rate of 6.75% in 2000 and 1999; and expected lives of 4 to 5 years. The fair value of the options granted was $169,751, in 2000 and $98,235 in 1999.

The pro forma basic net loss and loss per share for the year ended December 31, 2000 and 1999 would have been $(4,460,322) and $(1,486,699) and $(.49) and
$(.22) respectively, had the fair value method been applied.

The effects of applying SFAS 123 in the above pro forma disclosures are not indicative of future amounts as they are likely to be affected by the number of equity instruments granted and the vesting of such awards.

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 7 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes using the enacted tax rates in effect in the years in which the differences are expected to reverse. The Company's deferred income taxes are comprised of the following:

Deferred tax assets

 Net operating losses                                $1,235,057
 Software development costs                             103,378
                                                     ----------

 Total deferred tax assets                            1,338,435

 Deferred tax liabilities
   Depreciation                                          14,101
                                                     ----------

 Net deferred tax assets                              1,324,334

 Valuation allowance                                  1,324,334
                                                     ----------

 Deferred tax assets                                 $       --
                                                     ==========

The Company's income tax expense consists of the following:

                                                               July 22, 1999,
                                           Year Ended        Date of Inception
                                       December 31, 2000    to December 31, 1999
                                       -----------------    --------------------
Current:
  Federal                                    $   --                $   --
  States                                      2,657                   800
                                             ------                ------

                                              2,657                   800
                                             ------                ------
Deferred:
  Federal                                        --                    --
  States                                         --                    --
                                             ------                ------

                                             ------                ------
                                             ------                ------

Provision for income taxes                   $2,657                $  800
                                             ======                ======

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 7 - INCOME TAXES (continued)

The Company has net operating loss carryforwards of approximately 3,000,000, which expire through 2020. The utilization of this operating loss carryforward may be limited based upon changes in ownership as defined in the Internal Revenue Code.

A reconciliation of the difference between the expected income tax rate using the statutory federal tax rate and the Company's effective rate is as follows:

                                                                    July 22, 1999,
                                                Year Ended        Date of Inception
                                            December 31, 2000   to December 31, 1999
                                            -----------------   --------------------
U.S. Federal income tax statutory rate            (34)%                (34)%
State income tax, net of Federal income
 tax benefit                                       (6)                  (6)
Tax benefit from losses while an LLC               13                   40
Effect of net operating losses for which
 there is no tax benefit                           27                   --
                                                  ---                  ---

Effective tax rate                                 --%                  --%
                                                  ===                  ===

NOTE 8 - LEASE COMMITMENTS

The Company has entered into lease agreements for several office and sales facilities. The leases for all facilities other than the Company's headquarters, expire during 2001. The lease for the headquarters facility runs through April 2003, and includes provisions for an annual increase in the base rent based upon inflation. The following is a summary of the future minimum rental commitments at December 31, 2000.

            Year Ended
            December 31,
            ------------

            2001                                   $  92,099
            2002                                      61,152
            2003                                      20,384
                                                   ---------

                                                    $173,635
                                                    ========

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 9 - EMPLOYMENT AGREEMENTS

In September 2000, the Company entered into a one year employment agreement with its president and chief executive officer. Among other provisions, the agreement provides for a base salary of $240,000 and annual and quarterly bonuses based on performance and stock options equal to 5% of the outstanding shares on the date of the agreement. The agreement provides for additional options to be granted upon sale of the Company based upon the value of the consideration received.

NOTE 10 - SIGNIFICANT OPERATING LOSSES

The Company has incurred significant operating and development costs since inception. These costs are expected to be significant into the foreseeable future. In addition, the Company has begun expending significant funds on marketing its products. The Company expects to be able to fund these expenditures through increased sales as well as through the issuance of debt and equity securities.

NOTE 11 - SUBSEQUENT EVENTS

Proposed Acquisition

In January 2001, the Company entered into a letter of intent with Western Power & Equipment Corp. ("WPEC"). Pursuant to the agreement as currently proposed, WPEC would acquire the Company in exchange for 650,000 shares of WPEC's common stock and 2,235,000 shares of WPEC series A Preferred Stock. The Series A Preferred Stock would be convertible into 22,350,000 shares of WPEC's common stock upon shareholder approval. In addition, WPEC intends to raise up to $5,000,000 in an offering of convertible debentures. The majority of the funds from this offering are to be used to make interest-bearing advances to the Company. Also subsequent to the merger, a corporation owned by certain officers and directors of WPEC, has entered into an asset purchase agreement to purchase substantially all of the assets and operations of the pre-merger WPEC.

                                SUPPLYPOINT, INC.

                          Notes to Financial Statements

                                December 31, 2000

NOTE 11 - SUBSEQUENT EVENTS (continued)

Conversion of Debt

In January 2001, the Company converted debt from related parties totaling $2,523,000 into 2,523,000 shares (4,016,111 shares after giving effect to the 1.5918 for 1 stock split) of the Company's common stock.

Additional Financing

In January 2001, the Company was loaned $910,451 from related parties. The notes are due August 5, 2001 and incur interest at the rate of ten percent (10%) per annum. In addition, the Company incurred $100,000 in fees relating to these loans.

In March 2001, WPEC loaned the Company $70,000. The loan incurs interest at the rate of 10% per annum and is due on demand.

Sale of Common Stock

In January 2001, the Company sold 6,282,264 shares of the Company's common stock (10,000,000 shares after giving to the 1.5918 for 1 split) in exchange for $100,000. In April 2001, 250,000 of the shares were repurchased by the Company for $2,500.

                                SUPPLYPOINT, INC.

                       Computation of Earnings per Share

                                                               July 22, 1999,
                                            Year Ended        Date of Inception
                                         December 31, 2000  to December 31, 1999
                                         -----------------  --------------------

Basic earnings per share:
  Net loss                                 $(4,290,571)         $(1,388,464)

Shares:
  Weighted common shares outstanding         9,073,260            6,804,945
                                           -----------          -----------

Basic earnings per common share            $      (.47)         $      (.20)
                                           ===========          ===========

Diluted earnings:
  Net loss                                 $(4,290,571)         $(1,388,464)
                                           -----------          -----------

Shares:
  Weighted common shares outstanding         9,073,260            6,804,945
  Employee stock options                            --                   --
  Convertible notes                                 --                   --
                                           -----------          -----------

Total weighted shares outstanding            9,073,260            6,804,945
                                           -----------          -----------

Diluted earnings per common share          $      (.47)         $      (.20)
                                           ===========          ===========